UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☒	Soliciting Material Pursuant to §240.14a-12

WESTLAND DEVELOPMENT CO., INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

News Release

Westland Development Co., Inc.

FOR IMMEDIATE RELEASE	Contact: Barbara Page 505-831-9600

Westland Proxies Sent to Shareholders

Westland prepares for upcoming shareholder meeting

Albuquerque, April 26, 2006 – On April 25, 2006 Westland Development Co., Inc. mailed the definitive notice and proxy statement to Westland’s nearly 6,200 shareholders. The proxy statement discloses important information about the proposed merger agreement with SHNM Acquisition Corp. and also includes a proxy card which allows shareholders to vote on the proposed merger agreement.

The proxy statement contains a summary of the merger agreement, including the $266.23 price per share to be paid to shareholders upon completion of the merger, SHNM’s agreement to continue to permit the burials of Atrisco Heirs and their spouses in Westland cemeteries, and preservation of the 300-year-old church, which is the oldest in Bernalillo County. The proxy statement also includes details of SHNM’s agreement to fund a cultural trust with a donation of $1 million per year, for a total aggregate amount of $100 million. SHNM has agreed that the trust will promote and preserve the ancestral and cultural heritage of Westland’s shareholders and the Atrisco Land Grant.

The shareholder meeting will be held on June 8, 2006 at 9:00 A.M. New Mexico time, at the Hotel Albuquerque (formerly Sheraton Old Town), 800 Rio Grande Blvd., N.W., Albuquerque, New Mexico 87104. Shareholders may cast their vote at the meeting or may vote by signing, dating and returning a completed proxy to Westland.

Barbara Page, President and CEO of Westland said, “We are ready and able to answer any questions shareholders may have regarding the proxy statement, the merger and the shareholder vote. We feel it’s important that the shareholders have all the essential information they need to make the best decision for their families.”

The Proxy Statement

A DEFINITIVE PROXY STATEMENT REGARDING THE PROPOSED MERGER WAS FILED WITH THE SEC AND MAILED TO WESTLAND’S SHAREHOLDERS ON APRIL 24, 2006. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION. The definitive proxy statement and other relevant materials and other documents filed by Westland with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders may obtain free copies of such documents filed with the SEC by contacting Westland Development Co., Inc., Robert Simon, at (505) 831-9600 or by written request mailed to Westland Development Co., Inc., Robert Simon, 401 Coors Blvd, NW, Albuquerque, NM 87121.

Westland and its executive officers and directors and other persons may be deemed to be participating in the solicitation of proxies in connection with the merger. Other information regarding the participants in the proxy solicitation and a description of their interests, by security holdings or otherwise, will be contained in the definitive proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

Statements about the expected timing, completion and effects of the merger and all other statements in this release other than historical facts constitute forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date hereof and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Westland may not be able to complete the merger on the terms described above or other acceptable terms or at all because of a number of factors, including the failure to obtain shareholder approval or the failure to satisfy the other closing conditions. These factors will be more fully described in the proxy statement.